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                                                           Exhibit 10.3

                                     FORM OF

                                WORLD COLOR PRESS
                           RESTRICTED STOCK AGREEMENT

       (ISSUED UNDER THE 1998 RESTRICTED STOCK PLAN OF WORLD COLOR PRESS)



     This Restricted Stock Agreement ("Agreement") is made and entered into as of the Date of Award indicated below by and between World Color Press, Inc., a Delaware corporation (the "Company"), and the person named below as Holder.

     WHEREAS, Holder is a key Employee of the Company and/or one or more of its Subsidiaries; and

     WHEREAS, pursuant to the 1998 Restricted Stock Plan of World Color Press (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the "Committee") has approved the Award to Holder of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. AWARD; CERTAIN TERMS AND CONDITIONS. The Company hereby awards to Holder, and Holder hereby accepts, as of the Date of Award, the number of shares of Common Stock indicated below (the "Restricted Stock") for the purchase price per share, if any, indicated below. The Restricted Stock shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 2 hereof.

          Holder:


          Date of Award:

          Number of shares of Restricted Stock:

          Purchase Price per share:  $

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

                                Vesting Schedule

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                         No. of Shares            Date Exercisable
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

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

     Holder must be an Employee on the date the Restricted Stock would otherwise vest pursuant to the above Vesting Schedule.

     2. RESTRICTIONS. Except as provided in Section 8 hereof, unvested Restricted Stock (i) shall not be sold, exchanged, assigned, transferred, conveyed, gifted, or otherwise disposed of in any way at any time and (ii) shall not be pledged, encumbered, or otherwise hypothecated in any way at any time and shall not be subject to execution, attachment, or similar legal process. Any attempt to sell, transfer, pledge, encumber, hypothecate, or otherwise dispose of any unvested shares of Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

     3. ACCELERATION OF VESTING. Notwithstanding anything to the contrary in this Agreement, all then unvested Restricted Stock shall vest upon a Change in Control of the Company (as defined in the Plan), provided Holder is still an Employee at such time.

     4. FORFEITURE OF RESTRICTED STOCK. Except as otherwise provided herein, upon the Holder's Termination of Employment (as defined in the Plan), any Restricted Stock that has not yet vested as of the date of any such Termination of Employment shall be immediately forfeited and canceled. In that event, the Company shall reimburse the Holder for any cash consideration the Holder may have paid for such Restricted Stock, in an amount equal to the cash Purchase Price per share previously paid.

     5.   PAYMENT OF WITHHOLDING TAXES.

     (a) If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the sale of the Restricted Stock to Holder pursuant to this Agreement (such as in the case of a Holder's election under Section 83(b) of the Code) or the termination of the restrictions imposed upon the Restricted Stock hereunder, including, without limitation, any federal, state or other income tax, or any FICA, state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding

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Date"), then Holder shall pay such amount (the "Withholding Liability") to the
Company on the Withholding Date in cash or by check payable to the Company; provided, however, that, in the discretion of the Committee, Holder may, pursuant to an election of Holder (a "Withholding Election"), instead pay all or any part of the Withholding Liability by the delivery to the Company of a stock certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the Withholding Date), provided that the Company is not then prohibited by law or any instrument or agreement from purchasing or acquiring such shares of Common Stock. The Company reserves the right to require that any shares of Common Stock delivered by the Holder in full or partial payment of the Withholding Liability be limited to those shares already owned by Holder for at least six (6) months.

     (b) In addition, as part of such Withholding Election, and with the consent of the Committee, the Company may withhold from the number of shares of Common Stock otherwise to be released to the Holder upon the vesting thereof that number of shares needed to satisfy such Withholding Liability.

     (c) If the Holder's Withholding Liability is not otherwise satisfied pursuant to (a) or (b) above, then the Company shall have the right to withhold and deduct from any compensation or other amounts otherwise due to Holder an amount necessary to satisfy such Withholding Liability. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Common Stock comprising this Restricted Stock grant. All taxes, if any, in respect of the grant of the Restricted Stock or any other payments hereunder shall be solely Holder's responsibility and shall be paid by Holder. Holder will notify the Company of his or her intention to make an election under
Section 83(b) of the Code at least five (5) business days before making such election.

     (d) The Committee, in its sole discretion, may impose any additional conditions under subsections (a), (b) and/or (c) as may be required to comply with Section 16(b) of the Exchange Act (including any Rules promulgated thereunder).

     (e) The Committee shall have sole discretion to approve or disapprove any Withholding Election and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing. The Committee may permit Holder to make a Withholding Election to pay withholding taxes in excess of the minimum amount required by law, provided that the amount of withholding taxes so paid does not exceed the estimated total federal, state and local tax liability of Holder attributable to such Award grant or such termination of restrictions.

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     6.   ESCROW.

     (a) Until a share of Restricted Stock vests, (i) the record address of the holder of record of such share shall be c/o the Secretary of the Company at the address of the Company's principal executive office, (ii) the stock certificate representing such share of Restricted Stock (together with any cash, property and/or securities comprising all or any part of such Restricted Stock as provided in Section 7 hereof, other than regular cash dividends) shall be held in escrow in the custody of the Secretary of the Company, duly endorsed in blank or accompanied by a duly executed stock powers, and (iii) such stock certificate shall contain the following legend:

     "The transfer and registration of transfer of the securities represented by this certificate are subject to certain restrictions as provided in a Restricted Stock Agreement dated as of May 28, 1998 by and between the Corporation and Marc L. Reisch."

     (b) From and after the date upon which a share of Restricted Stock vests, the holder of record of such share shall be entitled (provided that Holder shall have paid the Withholding Liability to the Company pursuant to Section 5 hereof) to receive the stock certificate representing such share (together with any cash, property and/or securities comprising all or any part of such Restricted Stock as provided in Section 7 hereof), which stock certificate shall not contain the legend set forth in subsection (a)(iii) above. No fractional shares shall be issued under this Agreement. Any fractional shares to which Holder would otherwise be entitled shall be repurchased by the Company for cash. However, notwithstanding anything to the contrary above, if such certificate also represents one or more shares of Restricted Stock which have not yet vested, then the certificate shall be retired and two new certificates shall be issued in its place -- one representing the vested shares and one representing the still unvested shares of Restricted Stock. The certificate representing the vested shares shall be delivered to the Holder as provided above, and the certificate representing the still unvested shares of Restricted Stock shall be retained by the escrow holder.

     7.   VOTING; DIVIDENDS; CERTAIN CORPORATE TRANSACTIONS.

     (a) Subject to the provisions of the Plan and this Agreement, the Holder shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the shares of Common Stock comprising this Restricted Stock grant. Holder agrees and understands that nothing contained in this Agreement provides, or is intended to provide, any protection against potential future dilution of Holder's stockholder interest in the Company for any reason, except as stated in Section 6.3 of the Plan. Any stock dividends paid in respect of shares of unvested Restricted Stock shall be treated as additional Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the shares of unvested Restricted Stock with respect to which such stock dividends are paid.

     (b) The holder of record of any Restricted Stock shall be entitled to exercise all voting rights with respect to such stock and to receive all regular cash dividends paid with respect thereto. In the event that the outstanding securities of any class then comprising the shares of Restricted Stock are increased, decreased or exchanged for or converted into cash, property and/or a

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different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, spin-off, spin-out, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term "Restricted Stock" shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the Restricted Stock, or into or for which the shares of Restricted Stock are so increased, decreased, exchanged or converted.

     8. PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Agreement, Holder may transfer any or all of the shares of Restricted Stock either (i) to an alternate payee pursuant to a qualified domestic relations order (as defined in Title I of ERISA or the Internal Revenue Code), or (ii) by bona fide gift to a Permitted Transferee (as defined in the Plan); PROVIDED, HOWEVER, that (x) such transferred shares of unvested Restricted Stock shall continue to be subject to all of the terms and conditions of this Agreement as if Holder continued to hold such shares, and the transferee of such shares shall, in a duly executed document delivered to the Company and reasonably satisfactory in form and substance to the Committee, consent thereto and agree to be bound by all of the terms and conditions of this Agreement as if such transferee were Holder, and (y) such transferee shall deliver to the Secretary of the Company a duly executed stock powers with respect to such transferred shares of unvested Restricted Stock, which stock powers shall be held in escrow by the Secretary pursuant to Section 6 hereof.

     9. SECURITIES LAWS. Holder represents to the Company that, unless a registration statement under the Securities Act of 1933 is in effect as to the Restricted Stock purchased hereunder, the Restricted Stock is being acquired for his or her private personal investment for his or her own account with no intention of distributing such shares to others, and that Holder has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or otherwise distribute to such persons or to have any such person sell, transfer, or otherwise distribute for him or her any of the Restricted Stock or any interest therein and Holder is presently not engaged, nor does he or she plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer, or other distribution of any of the Restricted Stock or any interest therein. Furthermore, the resale of the shares of Common Stock issued pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to permit the resale of any shares of Common Stock pursuant to this Agreement if such resale would violate any such requirements.

     10. PLAN. The Restricted Stock is being sold pursuant to the Plan, as in effect on the Date of Award, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein; PROVIDED, HOWEVER, that no such amendment shall deprive Holder, without his or her consent, of the Restricted Stock or of any of

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Holder's rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Holder. Until the Restricted Stock shall vest or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the holder of record of the Restricted Stock. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. Holder hereby acknowledges receipt of a true copy of the Plan and that he or she has read the Plan carefully and fully understands its contents. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     11. EMPLOYMENT OR OTHER STATUS RIGHTS. No provision of this Agreement shall (a) confer upon Holder any right to continue as an employee, director, or consultant of the Company or any of its Subsidiaries, (b) affect the right of the Company and each of its Subsidiaries (or, in the case of a director, the stockholders thereof) to terminate the employment or other status of Holder, with or without cause, or (c) confer upon Holder any right to participate in any employee benefit plan or other program of the Company or any of its Subsidiaries other than the Plan. Holder hereby acknowledges and agrees that the Company and each of its Subsidiaries may terminate the employment of Holder at any time and for any reason, or for no reason, unless Holder and the Company or such Subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12. GOLDEN PARACHUTE GROSS-UP. If, in the written opinion of a Big 6 accounting firm engaged by either the Company or the Holder for this purpose (at the Company's expense), or if so alleged by the Internal Revenue Service, the aggregate of the granting of Awards, vesting of the Restricted Stock, and/or payment of any other benefits hereunder (collectively, the "Benefits") would cause the payment or provision of one or more of such Benefits to constitute an "excess parachute payment" as defined in Section 280G(b) of the Internal Revenue Code ("Code"), then the Company will pay to the Holder an additional amount in cash (the "Gross-Up Payment") equal to the amount necessary to cause the net amount retained by the Holder, after deduction of any (i) excise tax on the Benefits, (ii) federal, state or local income tax on the Gross-Up Payment, and
(iii) excise tax on the Gross-Up Payment, to be equal to the aggregate remuneration the Holder would have received hereunder, excluding such Gross-Up Payment (net of all federal, state and local excise and income taxes), as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law. The Gross-Up Payment provided for in this paragraph shall be made within ten (10) days after the vesting of Holder's Restricted Stock or provision of other Benefit causing Code Section 280G to apply, provided however that if the amount of the Gross-Up Payment cannot be finally determined at the time, the Company shall pay to Holder an estimate as determined in good faith by the Company of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the date of said vesting or provision of other Benefits.

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     13.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, guardians, beneficiaries, permitted transferees, successors, and assigns.

     14. NOTICES. Any notice hereunder shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service, or certified mail, return receipt requested, postage prepaid, properly addressed to Holder or the Company, as the case may be, at the applicable address specified below, or at such other address as Holder or the Company, as the case may be, may designate to the other party from time to time in a notice that satisfies the conditions of this paragraph.



Address for Holder:       Address for Company:

                          World Color Press, Inc.
                          The Mill, 340
                          Pemberwick Road
                          Greenwich, Connecticut
                          06831
                          Attn:  Chief Legal
                          Officer


     15. GOVERNING LAW; ENTIRE AGREEMENT. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. This Agreement contains the entire agreement between Holder and the Company with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether oral or written, between such parties relating to such subject matter.

     16. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Company and Holder have duly executed this Agreement in one or more counterparts, each of which shall be deemed an original, as of the Date of Award.


                              WORLD COLOR PRESS, INC.



                              By:
                                 -------------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
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                              Social Security Number:

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                              Address:





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